“EQUITY AGREEMENT”

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT THE MARKET FOR SUCH INVESTMENT MAY BE LIMITED, SPORADIC OR NON-EXISTANT AND IS EXPECTED TO CONTINUE TO BE LIMITED, SPORADIC OR NON-EXISTANT FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET CURRENTLY EXISTS FOR THE SHARES.

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT (THIS “AGREEMENT”) OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. VICTORYBASE CORPORATION (THE “COMPANY”) IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY THE INVESTOR IN THIS AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS AGREEMENT, THE OFFERING CIRCULAR, OR ANY OF THE OTHER MATERIALS MADE AVAILABLE BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SHARES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SHARES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SHARES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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“EQUITY AGREEMENT”

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), which VictoryBase Corporation, a Delaware corporation (the “Company”), sometimes refers to as an “Equity Agreement,” is entered into as of the date set forth on the signature page hereto, by and between the Company and the Investor identified on Schedule 1 attached hereto (whether one or more, “Investor”).

1.           Subscription.

(a)         Investor hereby irrevocably subscribes for and agrees to purchase shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) upon the terms and conditions set forth in this Agreement. The rights of Common Stock are as set forth in the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, included in the Exhibits to the Offering Statement of the Company filed with the SEC (as amended, if applicable, the “Offering Statement”). Investor shall purchase the Shares at the “Purchase Price Per Share” set forth on Schedule 1 attached hereto upon the following schedule:

(i)             On the date hereof, Investor shall purchase the “Initial Number of Shares” set forth on Schedule 1 attached hereto.

(ii)            If Investor has checked the box on Schedule 1 attached hereto indicating that Investor will be making “Monthly Purchases” (a “Monthly Purchaser”), then Investor shall also purchase a number of shares each month equal to the “Monthly Share Amount” set forth on Schedule 1 attached hereto for the “Number of Months” set forth on Schedule 1 attached hereto. Any such monthly purchases shall be made on the first day of each month following the date of this Agreement. If the Company and its broker-dealer accept the subscription contemplated by this Agreement and Investor is a Monthly Purchaser, then Investor is committed to purchase, and the Company is committed to sell, all the subscribed Shares at the Purchase Price Per Share. Neither party may terminate this Agreement until all of the Monthly Purchases subscribed for have been made and accepted by the Company and the broker-dealer.

(iii)          Investor understands that the Shares are being offered pursuant to an offering circular, dated January 31, 2022 (as supplemented and amended, if applicable, the “Offering Circular”), originally filed with the SEC on February 1, 2022, as part of the Offering Statement, which can be accessed through the SEC’s EDGAR database, which is available here: https://www.sec.gov/cgi-bin/browse-edgar?company=victorybase&match=&filenum=&State=&Country=&SIC=&myowner=exclude&action=getcompany. By executing this Agreement, Investor acknowledges that Investor has received this Agreement and has had access to copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by Investor to make an investment decision via the SEC’s EDGAR database.

(iv)       Subject to the last two sentences of this paragraph, Investor’s subscription hereunder may be accepted or rejected in whole or in part, at any one time prior to the Termination Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed to purchase hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate. Notwithstanding the foregoing, once the Company accepts the subscription contemplated by this Agreement, then Investor is committed to purchase, and the Company is committed to sell, all of the Shares subscribed for and accepted at the Purchase Price Per Share. Once a Monthly Purchaser’s subscription is accepted, neither party may terminate this Agreement until all of the Monthly Purchases subscribed and accepted for have been made.

(v)         The aggregate number of shares of Common Stock that may be sold in this offering shall not exceed 7,500,000 shares (the “Maximum Shares”). The Company may accept subscriptions until the termination of the Offering in accordance with its terms (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

(vi)        In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to Investor is not consummated for any reason, this Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(vii)       This Agreement may not be assigned or otherwise transferred by Investor.

2.           Purchase Procedure.

(a)         Payment. Investor shall deliver to [____] (the “Escrow Agent”), as the Company’s escrow agent, payment for the purchase price of the Shares by ACH electronic transfer, wire transfer, credit card, or debit card, to the Escrow Agent’s account designated by the Company. Payment for the Shares shall be due and payable as follows:

(i)	An amount equal to the product of (A) the Initial Number of Shares, multiplied by (B) the Purchase Price Per Share, shall be due and payable contemporaneously with the execution and delivery of this Agreement; and

(ii)	If Investor is also a Monthly Purchaser, then an amount equal to (A) the product of (A) the Monthly Share Amount, multiplied by (B) the Purchase Price Per Share, shall be due and payable on the first day of each month beginning on the first month following the date hereof and continuing for the Number of Months set forth on Schedule 1 attached hereto.

(b)         Issuance of Shares. The Shares will not be certificated. Upon acceptance of a subscription by the Company and its broker-dealer, Investor’s funds will be released from escrow. As soon as practicable following the date of the release of funds from escrow upon any purchase of Shares under this Agreement and the acceptance of such purchase by the Company and its broker-dealer, the Company will issue to Investor any Shares purchased under this Agreement, and Investor shall receive notice and evidence of the digital entry of the number of the Shares owned by Investor reflected on the books and records of the Company, which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A, Tier 2 (“Regulation A”), promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.            Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date hereof, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a)         Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)         Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)         Authority for Agreement. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)         No filings. Assuming the accuracy of Investor’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)         Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Shares in the offering described in the Offering Statement is as set forth “Description of Capital Stock” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f)          Financial statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company, and the related statements of income, stockholders’ equity and cash flows (the “Financial Statements”), and any unaudited financial statements (the “Interim Financial Statements”) appear in the Offering Circular. The Financial Statements and Interim Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. The Financial Statements have been audited by an independent accounting firm within the rules and regulations adopted by the SEC.

(g)         Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares as set forth in “Use of Proceeds” in the Offering Circular.

(h)         Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company, or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.           Representations and Warranties of Investor. By executing this Agreement, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects:

(a)         Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and any other agreements required hereunder and to carry out their provisions. All action on Investor’s part required for the lawful execution and delivery of this Agreement and other agreements required hereunder have been or will be effectively taken prior to the date hereof. Upon Investor’s execution and delivery, this Agreement and other agreements required hereunder will be valid and binding obligations of Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)         Investment Representations. Investor understands that the Shares have not been registered under the Securities Act. Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Investor’s representations contained in this Agreement.

(c)         No Market and Continued Economic Risk. Investor acknowledges and agrees that there is currently no public market for the Shares and that there is no guarantee that a liquid market for resale of the Shares will ever exist. Investor must bear the economic risk of this investment indefinitely, and the Company has no obligation to take any steps with respect to facilitating active trading of the Shares. Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares. Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(d)         Accredited Investor Status or Investment Limits. Investor represents that either:

(i)	Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as described on Appendix A of this Agreement; or

(ii)	The Aggregate Purchase Price set forth on Schedule 1 attached hereto, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of Investor’s (1) annual income, or (2) net worth.

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(e)         Shareholder information. Within five days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Investor further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(f)          Company Information. Investor understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Investor has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(g)         Valuation. Investor acknowledges that the price of the Shares was set by the Company arbitrarily and no warranties are made as to value. Investor further acknowledges that future offerings of Securities may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(h)         Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(i)          No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation incurred by Investor in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement entered into or binding upon Investor.

(j)          Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

(k)         ERISA. On the signature page of this Agreement, Investor has correctly indicated by check mark if Investor is a “benefit plan investor” (as defined in Department of Labor Regulation Section 2510.2-101 (the “DOL Regulation”)).

(l)          Broker-Dealer. Investor understands and acknowledges that Entoro Securities, LLC, a Delaware limited liability company (“Entoro”), is serving as the Company’s broker-dealer, and is providing compliance and administrative services to the Company for the offering of securities pursuant to Regulation A as described in the Offering Statement (the “Offering”). These services include a comprehensive compliance review of all prospective investors in the Offering. While Entoro has not recommended this investment to you, and while your decision to invest in the Company creates no formal relationship between the Company’s investors and Entoro, as the Company’s broker-dealer, Entoro requires that you affirm that you have reviewed Entoro’s most current, then in effect, Customer Relationship Summary (Form CRS), as available at https://docsend.com/view/fx2se9uv5wtagf9r. By signing this Agreement, you hereby affirm that you have reviewed such Custom Relationship Summary.

5.           Survival of Representations and Indemnity. The representations, warranties and covenants made by Investor herein shall survive the termination of this Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6.           Governing Law; Arbitration; Jurisdiction; Waiver of Jury Trial.

(a)         Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(b)         Arbitration.

(i)             In the event of any controversy or dispute between the Company and Investor arising out of or in connection with this Agreement, the parties shall attempt, promptly and in good faith, to resolve any such dispute. If we are unable to resolve any such dispute within a reasonable time (not to exceed thirty (30) days), then either party may submit such controversy or dispute to mediation. If the dispute cannot be resolved through mediation, then the parties shall be free to pursue arbitration as described below.

(ii)            After exhausting the mediation process in Section 6(b)(i) above, upon written request of either Investor or the Company, any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement, any related agreements or instruments executed in connection with the this Agreement (the “Transaction Documents”), including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Commercial Arbitration Rules of the American Arbitration Association, and the “Special Rules” set forth below unless both parties, in their respective sole discretion, agree in writing to mediate the dispute prior to submitting to binding arbitration. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action. The party that requests arbitration has the burden to initiate the arbitration proceedings pursuant to and by complying with the Commercial Arbitration Rules of the American Arbitration Association and shall pay all associated administrative and filing fees.

(iii)           The arbitration shall be conducted in the City of Fort Worth, Tarrant County, Texas and administered by the American Arbitration Association. All arbitration hearings will be commenced within sixty (60) days of the written request for arbitration, and if the arbitration hearing is not commenced within the sixty (60) days, the party that requested arbitration shall have waived its election to arbitrate. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) limit the right of the Company hereto (A) to exercise self-help remedies such as (but not limited to) setoff, or (B) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver in accordance with applicable law. The Company may exercise such self-help remedies or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement or any other Transaction Document. Neither this exercise of self-help remedies nor the institution or maintenance of an action for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

(iv)         Investor AND THE COMPANY AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN ITS INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both Investor and the Company agree otherwise, the arbitrator may not consolidate more than one person’s claims with Investor’s claims, and may not otherwise preside over any form of a representative or class proceeding. WITHOUT LIMITING THE FOREGOING, INVESTOR SPECIFICALLY acknowledges and agrees that by entering into this Arbitration Provision:

(a)	Investor Is giving up Investor’S right to have a trial by jury to resolve any dispute ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY;

(b)	Investor is giving up Investor’S right to serve as a representative or to participate as a member of a class of claimants in any lawsuit filed against THE COMPANY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANACTIONS CONTEMPLATED HEREBY; AND

(c)	Investor agrees that all disputes ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANACTIONS CONTEMPLATED HEREBY shall be resolved by binding arbitration ONLY on an individual basis with Investor. Therefore, the Arbitrator shall not conduct class arbitration.

(v)            This Section 6(b) applies to claims under the U.S. federal securities laws arising out of or related to this Agreement and the transactions contemplated hereby. The scope of this Section 6(b) is to be given the broadest possible interpretation that is enforceable. Notwithstanding the foregoing, nothing in this Section 6(b) will be deemed a waiver of compliance with the federal securities laws and the rules and regulations thereunder.

(c)         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. This Section 6(c) applies to claims under the U.S. federal securities laws arising out of or related to this Agreement and the transactions contemplated hereby. The scope of this Section 6(c) is to be given the broadest possible interpretation that is enforceable. Notwithstanding the foregoing, nothing in this Section 6(c) will be deemed a waiver of compliance with the federal securities laws and the rules and regulations thereunder.

7.           Attorney Fees. If the Company is a prevailing party in any legal proceeding brought as a result of a dispute under this Agreement, the Company will be entitled to recover from the non-prevailing party all costs of the proceeding and reasonable attorney fees, unless otherwise specifically prohibited by statute. The term “prevailing party” means the party that the court determines is the prevailing party, regardless of whether that party obtains any monetary, declaratory, injunctive, equitable, or nominal relief. For monetary claims, no award of damages is necessary for the court to determine that the party has prevailed. For nonmonetary claims, no equitable relief is necessary for the court to determine that the party has prevailed.

8.           Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows; or (d) delivered to the Company via the Company’s website or mobile application via the link labeled “Legal Notices”; or (e) delivered to Investor via the message center of the Company’s website or mobile application:

If to the Company, to: VictoryBase Corporation Attention: Investor relations P.O. Box 617 Roanoke, TX 76262

If to an Investor, to Investor’s address or email address as shown on the signature page hereto;

or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice.

9.           Miscellaneous.

(a)         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)         This Agreement is not transferable or assignable by Investor.

(c)         The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d)         None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(e)         In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f)         The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g)        This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h)         The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i)          The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j)          This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k)         If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Shares shall be immediately subject to this Agreement, to the same extent that the Shares, immediately prior thereto, shall have been covered by this Agreement.

(l)          No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Signature page follows.]

The undersigned have executed this Agreement as of ____________, 20___.

INVESTOR:

If the Shares are to be purchased in joint names, both Investors must sign:

Signature		Signature

Name (Please Print)		Name (Please Print)

Email address		Email address

Address 1		Address 1

Address 2		Address 2

City	State	City	State

Zip/Postal	Country	Zip/Postal	Country

Telephone Number		Telephone Number

Tax ID No.		Tax ID No.

Date		Date

Please indicate by check mark below if Investor is a “benefit plan investor” (as defined in DOL Regulation). The DOL Regulation defines a “benefit plan investor” as (i) an employee benefit plan, whether or not subject to Title I of ERISA, (ii) any plan described in Section 4975(e)(1) of the Internal Revenue Code (such as an individual retirement account or Keogh plan), or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

☐ Investor is a “benefit plan investor.”

☑  Investor is NOT a “benefit plan investor.”

VictoryBase Corporation

Subscription Agreement

By signing below, the Company hereby accepts the subscription under the foregoing Agreement.

COMPANY:

VictoryBase Corporation

By:
Name:
Title:

VictoryBase Corporation

Subscription Agreement

Schedule 1

“Purchase Price Per Share”:	$10.00

“Initial Number of Shares”:	[_____]

“Monthly Purchases”? (If yes, check box):	☐
(If yes, complete the following):
“Monthly Share Amount”:	[_____]
“Number of Months”:	[_____]

The Shares will be owned by, and should be recorded on the Company’s books as held in the name(s) of:

(print name of owner or joint owners)

“Aggregate Number of Shares”:	[Sum of (i) Initial Number of Shares, and (ii) the product of (A) Monthly Share Amount, if any, and (B) the Number of Months]

“Aggregate Purchase Price”:	[Product of (i) Aggregate Number of Shares, and (ii) the Purchase Price Per Share]

APPENDIX A

An “accredited investor” includes the following categories of investors:

(1)          Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)          Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)          Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)          Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)          Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000.

For purposes of calculating net worth under this paragraph (5):

(A)	The person’s primary residence shall not be included as an asset;

(B)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

Appendix A

(6)          Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)          Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii);

(8)          Any entity in which all of the equity owners are accredited investors;

(9)          Any entity, of a type not listed in paragraph (1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000. For purposes of this paragraph (9), “investments” is defined in rule 2a51-1(b) under the Investment Company Act of 1940;

(10)        Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (10), the SEC will consider, among others, the following attributes:

(A)	The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(B)	The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(C)	Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(D)	An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable.

(11)        Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act of 1940, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act of 1940;

Appendix A

(12)          Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940:

1.	With assets under management in excess of $5,000,000;

2.	That is not formed for the specific purpose of acquiring the securities offered; and

3.	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13)          Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (12) and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12)(iii).

Appendix A